EXHIBIT 99.1

NEWS	CONTACTS :
RELEASE	Jeremy Story	Dana Johnson
	Corporate Communications	Investor Relations
	StorageTek	StorageTek
	303.661.6169	303.661.2676
	jeremy_story@storagetek.com	dana_johnson@storagetek.com

Storage Technology Corporation
One StorageTek Drive
Louisville, CO 80028-4307
303.673.5151
STORAGETEK ANNOUNCES SECOND QUARTER REVENUE AND EPS NUMBERS
Revenue of $549 Million, GAAP EPS of $0.29, Non-GAAP EPS of $0.32
LOUISVILLE, Colo. – July 26, 2005 – StorageTek® (NYSE: STK) today announced second quarter 2005 net income of $31.2 million, or $0.29 diluted earnings per share on a GAAP basis. Non-GAAP net income of $34.4 million, or non-GAAP diluted earnings per share of $0.32, reflects a pre-tax adjustment of approximately $5.2 million for costs related to the proposed merger with Sun Microsystems, Inc. These amounts compare to net income of $35.6 million, or $0.32 diluted earnings per share, for the second quarter of 2004. Revenue for the second quarter of 2005 was $549.3 million compared to $516.6 million for the second quarter of 2004.
“We are very pleased with the revenue improvement on a year over year and sequential basis, as well as the continued strength in our product and service margins,” said Patrick J. Martin, StorageTek chairman, president and chief executive officer.
Total tape revenue was up 13 percent compared to the same period last year, and up 14 percent from the first quarter. “We delivered our 1000th SL500 mid-range library and the 500th SL8500 high-end library in the second quarter. Customers increasingly value our automated tape solutions as the preferred choice for data protection and archiving,” said Martin.
Financial highlights for the second quarter include a cash and investment balance of approximately $1.2 billion and cash flow from operations of approximately $47 million.
“StorageTek’s financial condition is as strong as it has ever been,” said Robert S. Kocol, StorageTek chief financial officer. “We continue to be very profitable, generating significant cash flow and improving on an already solid balance sheet.”
On June 2, 2005, Sun Microsystems, Inc. and StorageTek announced that they entered into a definitive agreement under which Sun will acquire StorageTek for $4.1 billion in cash. The waiting period under the Hart-Scott-Rodino Antitrust Improvements Act has expired. The proposed merger remains subject to, among other conditions, clearance under the European Union merger control regulation and approval by StorageTek stockholders at a special meeting of stockholders scheduled for August 30, 2005, in New York City. The proposed merger is expected to close in late summer or early fall. For more information on the merger, please refer to StorageTek’s proxy statement as filed with the Securities and Exchange Commission.
StorageTek will conduct the second quarter 2005 financial results conference call today at 8:30 a.m. EDT. Media and analysts may join StorageTek for a live audio Web cast at http://storagetek.shareholder.com/medialist.cfm. Media and analysts who prefer to join via telephone line may dial 1-800-810-0924 at least 5 minutes prior to the start of the conference call. International participants should dial +01-913-981-4900.

A replay of the conference call will be available on the Web and can be accessed through the StorageTek Web site. The replay will also be available via telephone beginning at Noon EDT today and run through Midnight EDT on July 30, by dialing 1-888-203-1112. If calling internationally, dial +01-719-457-0820. Both the domestic and international replay call-in numbers require pass code 4679702.
Safe Harbor Statement
This press release contains certain statements, projections and forecasts regarding StorageTek’s future business plans, financial results, products and performance that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” and “believes.” There are a number of risks and uncertainties that could cause the company’s actual results to differ materially.
Some of these risks and uncertainties include, but are not limited to, StorageTek’s ability to develop, manufacture and market new products and services successfully; the effect of product mix and distribution channel mix on our gross margins; our ability to execute our Information Lifecycle Management strategy; competitive pricing pressures; rapid technological changes in the markets in which we compete; our ability to attract and retain highly skilled employees; changes in our management; our ability to protect and develop intellectual property rights; our reliance on certain sole source suppliers; our ability to obtain quality parts and components in a timely manner; general economic conditions in the United States and globally; and other risks described in StorageTek’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K that are filed with the Securities and Exchange Commission and which are available on the SEC’s website.
About StorageTek
StorageTek (Storage Technology Corp., NYSE: STK) is a $2 billion global company that utilizes its information lifecycle management strategy to help businesses align the cost of storage with the value of their information. The company’s innovative storage solutions manage the complexity and growth of information, lower costs, improve efficiency and protect investments. For more information, visit www.storagetek.com or call 1.800.877.9220.
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TRADEMARKS: StorageTek and the StorageTek logo are registered trademarks of Storage Technology Corporation. Other names mentioned may be trademarks of Storage Technology Corporation or other vendors/manufacturers.

STORAGE TECHNOLOGY CORPORATION
GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Six Months Ended
	07/01/05	06/25/04	07/01/05	06/25/04
Revenue
Storage products	$305,932	$289,048	$572,134	$583,654
Gross profit margin	49%	47%	50%	48%

Storage services	243,367	227,567	476,421	448,033
Gross profit margin	44%	44%	43%	43%

Total revenue	549,299	516,615	1,048,555	1,031,687

Cost of revenue	293,593	278,783	558,273	555,652

Gross profit	255,706	237,832	490,282	476,035
Gross profit margin	47%	46%	47%	46%

Research and development costs	50,126	47,046	97,497	95,548
Selling, general, and administrative expense	177,031	148,287	341,676	310,972

Operating profit	28,549	42,499	51,109	69,515

Interest income	8,779	3,319	15,955	6,500
Interest expense	(309)	(318)	(528)	(695)

Income before income taxes	37,019	45,500	66,536	75,320

Provision for income taxes	(5,866)	(9,873)	(11,958)	(16,344)

Net income	$31,153	$35,627	$54,578	$58,976

EARNINGS PER COMMON SHARE

Basic earnings per common share	$0.29	$0.32	$0.52	$0.53

Weighted-average shares	105,742	110,675	105,906	110,613

Diluted earnings per common share	$0.29	$0.32	$0.50	$0.52

Weighted-average and dilutive potential shares	107,738	112,726	108,131	113,040

SUPPLEMENTAL FINANCIAL DATA — STORAGE PRODUCTS REVENUE

Tape products	$242,457	$215,044	$454,354	$438,133
Disk products	35,826	46,186	68,317	90,404
Network products	17,310	18,595	30,107	35,609
Other	10,339	9,223	19,356	19,508

Total storage products	$305,932	$289,048	$572,134	$583,654

STORAGE TECHNOLOGY CORPORATION
RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME
(Unaudited)
(In Thousands, Except Per Share Amounts)
To supplement the consolidated financial statements presented on a GAAP basis, the following reconciliation and non-GAAP consolidated statements of operations are presented as additional non-GAAP measures of operating results, net income, and earnings per common share adjusted to exclude merger costs. Management believes these additional non-GAAP measures are appropriate to enhance an overall understanding of StorageTek’s past performance and future prospects. The adjustments to StorageTek’s GAAP results are made with the intent of providing both management and investors a more complete understanding of the underlying operational results and trends of StorageTek’s business. The non-GAAP results are an indication of baseline performance before expenses that are considered by management to be outside of the core business operational results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net income or earnings per share prepared in accordance with GAAP.

	Quarter Ended		Six Months Ended
	07/01/05	06/25/04	07/01/05	06/25/04
GAAP net income	$31,153	$35,627	$54,578	$58,976
Merger costs, net of tax (1)	3,221	—	3,221	—

Non-GAAP net income	$34,374	$35,627	$57,799	$58,976

GAAP basic earnings per common share	$0.29	$0.32	$0.52	$0.53
Merger costs, net of tax	0.04	—	0.03	—

Non-GAAP basic earnings per common share	$0.33	$0.32	$0.55	$0.53

Weighted-average shares	105,742	110,675	105,906	110,613

GAAP diluted earnings per common share	$0.29	$0.32	$0.50	$0.52
Merger costs, net of tax	0.03	—	0.03	—

Non-GAAP diluted earnings per common share	$0.32	$0.32	$0.53	$0.52

Weighted-average and dilutive potential shares	107,738	112,726	108,131	113,040

(1) Merger costs of $5,195, net of taxes of $1,974, consist primarily of investment bank, legal, and filing fees associated with the proposed merger with Sun Microsystems, Inc. These costs have been included in the selling, general, and administrative line of the GAAP consolidated statements of operations. Taxes have been calculated based on the effective U.S. tax rate of 38% and assumes all merger costs are deductible.

STORAGE TECHNOLOGY CORPORATION
NON-GAAP CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In Thousands, Except Per Share Amounts)

	Quarter Ended		Six Months Ended
	07/01/05	06/25/04	07/01/05	06/25/04
Revenue
Storage products	$305,932	$289,048	$572,134	$583,654
Gross profit margin	49%	47%	50%	48%

Storage services	243,367	227,567	476,421	448,033
Gross profit margin	44%	44%	43%	43%

Total revenue	549,299	516,615	1,048,555	1,031,687

Cost of revenue	293,593	278,783	558,273	555,652

Gross profit	255,706	237,832	490,282	476,035
Gross profit margin	47%	46%	47%	46%

Research and development costs	50,126	47,046	97,497	95,548
Selling, general, and administrative expense (1)	171,836	148,287	336,481	310,972

Operating profit	33,744	42,499	56,304	69,515

Interest income	8,779	3,319	15,955	6,500
Interest expense	(309)	(318)	(528)	(695)

Income before income taxes	42,214	45,500	71,731	75,320

Provision for income taxes (1)	(7,840)	(9,873)	(13,932)	(16,344)

Non-GAAP net income	$34,374	$35,627	$57,799	$58,976

NON-GAAP EARNINGS PER COMMON SHARE

Basic earnings per common share	$0.33	$0.32	$0.55	$0.53

Weighted-average shares	105,742	110,675	105,906	110,613

Diluted earnings per common share	$0.32	$0.32	$0.53	$0.52

Weighted-average and dilutive potential shares	107,738	112,726	108,131	113,040

(1) Excludes merger costs of $5,195, net of taxes of $1,974, for the quarter and six months ended July 1, 2005. Further explanation of the costs is included in the reconciliation on the previous page.

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED BALANCE SHEETS
(In Thousands)

	07/01/05	12/31/04
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$860,193	$853,410
Short-term investments	282,865	281,028
Accounts receivable	461,090	519,273
Inventories	127,121	123,459
Deferred income tax assets	158,513	174,253
Other current assets	7,660	1,062

Total current assets	1,897,442	1,952,485

Long-term investments	19,747	48,408
Property, plant, and equipment	177,565	177,371
Spare parts for maintenance	51,069	49,048
Deferred income tax assets	46,282	46,569
Other assets	140,618	133,960

Total assets	$2,332,723	$2,407,841

LIABILITIES
Current liabilities:
Current portion of long-term debt	$1,231	$1,551
Accounts payable	110,047	121,019
Accrued liabilities	489,936	533,839
Income taxes payable	227,305	239,253
Other current liabilities	2,471	59,365

Total current liabilities	830,990	955,027

Long-term debt	9,215	11,006

Total liabilities	840,205	966,033

STOCKHOLDERS’ EQUITY
Common stock, $0.10 par value	11,606	11,288
Capital in excess of par value	1,101,444	1,019,101
Retained earnings	654,673	600,095
Accumulated other comprehensive loss	(15,541)	(38,772)
Treasury stock	(229,204)	(134,148)
Unearned compensation	(30,460)	(15,756)

Total stockholders’ equity	1,492,518	1,441,808

Total liabilities and stockholders’ equity	$2,332,723	$2,407,841

STORAGE TECHNOLOGY CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In Thousands)

	Six Months Ended
	07/01/05	06/25/04
OPERATING ACTIVITIES
Cash received from customers	$1,080,750	$1,115,656
Cash paid to suppliers and employees	(982,907)	(962,099)
Interest received	15,065	5,861
Interest paid	(474)	(555)
Income tax paid	(13,855)	(15,602)

Net cash provided by operating activities	98,579	143,261

INVESTING ACTIVITIES
Purchases of investments	(252,991)	(244,108)
Proceeds from sale of investments	279,609	193,515
Purchases of property, plant, and equipment	(35,270)	(27,961)
Proceeds from sale of property, plant, and equipment	47	13
Other assets	(5,759)	(23,854)

Net cash used in investing activities	(14,364)	(102,395)

FINANCING ACTIVITIES
Purchases of common stock	(95,056)	(56,155)
Proceeds from employee stock plans	52,286	45,068
Proceeds from other debt	1,467	428
Repayments of other debt	(2,114)	(815)

Net cash used in financing activities	(43,417)	(11,474)

Effect of exchange rate changes on cash	(34,015)	(29,011)

Increase in cash and cash equivalents	6,783	381
Cash and cash equivalents — beginning of the period	853,410	727,354

Cash and cash equivalents — end of the period	$860,193	$727,735

RECONCILIATION OF NET INCOME TO NET CASH PROVIDED BY OPERATING ACTIVITIES
Net income	$54,578	$58,976
Depreciation and amortization expense	38,835	40,549
Inventory writedowns	13,891	10,259
Translation loss	16,010	18,684
Other non-cash adjustments to income	38,367	33,567
(Increase) decrease in assets:
Accounts receivable	32,194	83,969
Other current assets	(9,461)	(13,053)
Inventories	(10,860)	4,407
Spare parts	(12,140)	(10,837)
Deferred income tax assets	584	(850)
Decrease in liabilities:
Accounts payable	(8,731)	(34,723)
Accrued liabilities	(20,724)	(23,509)
Other current liabilities	(21,433)	(16,870)
Income taxes payable	(12,531)	(7,308)

Net cash provided by operating activities	$98,579	$143,261